 Exhibit 99.1

China Integrated Energy, Inc. Announces Acquisition of Gas Station in Yulin City, Shaanxi Province, China

Acquisition brings total number of operating gas stations to thirteen and adds approximately $12.3 million in revenue for FY 2011

XI'AN, China, Oct. 25 /PRNewswire-Asia-FirstCall/ -- China Integrated Energy, Inc. (Nasdaq: CBEH; the "Company"), a leading non-state-owned integrated energy company in the People's Republic of China, today announced that it has acquired a retail gas station located in Shenmu County, Yulin City, Shaanxi Province, China from Mr. Wenhua Lu, who owned 100% of equity interests in the Shenmu gas station.

SUMMARY OF ACQUISITION

Gas Station	Purchase Price	Sales Volume TTM*	Sales Volume FY 2011E	Revenue TTM*	Revenue FY 2011E
Shenmu	$9.2 million	8,000 tons	12,000 tons	$8.2 million	$12.3 million
*TTM: Trailing twelve months

The Company has acquired land use rights, gas station operating rights, and all of the assets of the Shenmu gas station for a total cash consideration of approximately $9.2 million. The gas station distributes both gasoline and diesel, which may include blended biodiesel in the future. During the past twelve months, the acquired gas station sold approximately 8,000 tons of fuel and generated revenue of approximately $8.2 million. For the fiscal year of 2011, the Company estimates the Shenmu gas station will sell approximately 12,000 tons of fuel and generate approximately $12.3 million in revenue.

Shenmu gas station is located on the junction to access both the Baotou-Maoming Expressway and the Yulin-Shenmu Highway. The acquired facility has 2.1 acres of property sufficient to add other services, such as a retail convenience store in the future.

Operating as both a biodiesel producer and distributor, China Integrated Energy, Inc. has the ability to provide a stable supply of products to each of its thirteen gas stations. The Company anticipates a healthy sales and margin growth from its retail gas stations due to increasing demand for transportation fuel and operating leverage.

"We are pleased to complete another accretive retail gas station acquisition, bringing our total number of gas stations in Shaanxi province to thirteen," stated Mr. Gao Xincheng, Chief Executive Officer of China Integrated Energy, Inc. "We will continue to evaluate organic and acquisition opportunities in all three of our businesses - biodiesel production, wholesale distribution and retail gas stations – to drive further growth in revenue and profits."

About China Integrated Energy, Inc.

China Integrated Energy, Inc. is a leading non-state-owned integrated energy company in China engaged in three business segments: the production and sale of biodiesel, the wholesale distribution of finished oil and heavy oil products, and the operation of retail gas stations. The Company operates a 100,000-ton biodiesel production plant with a goal of doubling capacity to 200,000 tons in 2010 through both internal expansion and an acquisition. The Company utilizes an extensive distribution network to distribute traditional petroleum products, and operates thirteen retail gas stations in China. For additional information on the Company please visit http://www.chinaintegratedenergy.com.

An online investor kit including a company presentation, press releases, current price quotes, stock charts and other valuable information for investors is available at http://www.chinaintegratedenergy.com. To subscribe to future releases via e-mail alert, visit http://www.chinaintegratedenergy.com/alerts.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. China Integrated Energy, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

China Integrated Energy, Inc.
Susan Zhou
Vice President, Investor Relations
Tel: +1-305-393-5536
Email: susan.zhou@cbeh.net.cn
Web: http://www.chinaintegratedenergy.com

HC International, Inc.
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net
Web: http://www.hcinternational.net